UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

Item 8.01	Other Events.

Determination of Estimated Net Asset Value Per Share and New Offering Price

On December 6, 2013, the board of directors of CNL Healthcare Properties, Inc. (“we,” “our,” and the “Company”) unanimously approved $9.13 as the estimated net asset value per share of the Company’s common stock as of September 30, 2013 based on 47,970,049 shares of the Company’s stock outstanding as of that date. Also, on that date the Company’s board of directors unanimously approved a new offering price of $10.14 per share for the purchase of shares of the Company’s common stock (the “Offering Price”) effective December 11, 2013. In establishing the estimated net asset value per share, the board of directors engaged an independent investment banking firm, CBRE Capital Advisors, Inc. (“CBRE Cap”), as its valuation expert, to provide property-level and aggregate valuation analyses of the Company, and a range for the estimated net asset value per share of the Company’s common stock, and considered other information provided by the Company’s advisor, CNL Healthcare Corp. Advisor, LLC (our “Advisor”).

Background

In November 2013, the board of directors initiated a process to estimate the Company’s net asset value per share to (i) provide existing investors and brokers an indication of the estimated value of the Company’s shares based on its acquisitions to date and current portfolio of senior housing and healthcare-related properties; and (ii) furnish potential new investors and broker-dealers with updated information regarding the Company’s performance and assets to enhance a better understanding of the Company and thereby contribute to the Company’s capital raising efforts under its current public offering. The Audit Committee of the board of directors, comprised solely of independent directors, was charged with oversight of the valuation process. On the recommendation of the Audit Committee and the approval of the board of directors, the Company engaged CBRE Cap as its independent valuation expert.

From CBRE Cap’s engagement through the issuance of its valuation report as of September 30, 2013 (the “Valuation Report”), CBRE Cap held discussions with our Advisor and senior management of the Company and conducted or commissioned such appraisals, investigations, research, review and analyses as it deemed necessary. The Audit Committee, upon its receipt and review of the Valuation Report, concluded that the range of between $8.87 and $9.66 for the Company’s estimated net asset value per share proposed in CBRE Cap’s Valuation Report was reasonable, and recommended to the board of directors that it adopt $9.13 as the estimated net asset value per share of the Company’s common stock, which value falls within the range determined by CBRE Cap in its Valuation Report. At a special meeting of the board of directors held on December 6, 2013, the board of directors accepted the recommendation of the Audit Committee and approved $9.13 as the estimated net asset value per share of the Company’s common stock as of September 30, 2013, exclusive of any portfolio premium. CBRE Cap is not responsible for the estimated value per share and did not participate in the determination of the Offering Price for shares of the Company’s common stock.

Any subscriptions date-stamped as received by our transfer agent, DST Systems, Inc., after 3:00 p.m. (CST) on December 11, 2013 will be processed at the Company’s new Offering Price. Until December 26, 2013 the Company intends to offer investors whose subscription agreements are received by our transfer agent between December 2, 2013 and 3:00 p.m. (CST) on December 26, 2013, the right to request a rescission of their purchase of shares of our common stock.

The board of directors also determined the new Offering Price of $10.14 based on our $9.13 estimated net asset value per share, plus selling commissions and marketing support fees.

Valuation Methodologies

In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by the Company’s Advisor and senior management;

•	reviewed and discussed with senior management of the Company and its Advisor the historical and anticipated future financial performance of the Company’s properties, including forecasts prepared by the Company’s senior management, its Advisor, and its joint venture partners;

•	commissioned restricted use appraisals which contained analysis on each of the Company’s real property assets (“MAI Appraisals”) and performed analyses and studies for each property;

•	conducted or reviewed CBRE proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including Wall Street equity reports and online data providers;

•	compared financial information of the Company to similar information of companies that CBRE Cap deemed to be comparable; and

•	reviewed the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the audited financial statements contained therein, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, and the unaudited financial statements therein.

MAI Appraisals of all of the Company’s properties were performed in accordance with Uniform Standards of Professional Appraisal Practice (“USPAP”). The MAI Appraisals were commissioned by CBRE Cap from CBRE Appraisal Group, a CBRE affiliate that conducts appraisals and valuations of real properties. Each of the MAI Appraisals was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designations. Discreet values were assigned to each property in the Company’s portfolio. CBRE Appraisal Group is not responsible for the estimated value per share and did not participate in the determination of the Offering Price for shares of the Company’s common stock.

As of September 30, 2013, the Company’s healthcare investment portfolio consisted of interests in 48 assets, including 26 senior housing communities, 14 medical offices, one loan for the development of a medical office, six post-acute care facilities and one acute care facility. Three of the Company’s 26 senior housing communities currently have real estate under development. Of the Company’s properties held at September 30, 2013, six were owned through two unconsolidated joint ventures.

As a result, for the purposes of the Valuation Report, the Company’s real estate properties were classified into three categories: wholly owned operating assets, partially owned operating assets and vacant land. The board of directors considered the following valuation methodologies with respect to each asset class, which were applied by CBRE Cap and summarized in its Valuation Report:

Wholly Owned Operating Assets. Unlevered, ten-year discounted cash flow analyses from MAI Appraisals were created for the Company’s wholly owned, fully operational properties. For non-stabilized properties, lease-up discounts were applied to discounted cash flow to arrive at an “As Is” value. The “terminal capitalization rate” method was used to calculate terminal value of the assets, with such rates varying based on the specific geographic location and other relevant factors. A valuation range was set at 40-50 basis points on both the discount rate and the terminal cap rate of each asset which represents a sensitivity of 2.5% in either direction.

Partially Owned Operating Assets. Levered, ten-year discounted cash flow analysis using the Capital Asset Pricing Model (“CAPM”) method was applied to the Company’s properties held through joint venture partnerships to arrive at equity value adjusting for partial ownership. CBRE Cap estimated the Company’s partially owned assets’ cost of equity. The CAPM method also estimates a market risk premium based on additional return that investors require for the risk involved by including an equity risk premium that is adjusted using a risk measure (beta) and a Company Specific Risk Premium, which is added to the discount rate and takes into consideration that comparable peers betas are based on REITs with greater trading liquidity, size and a more diversified asset pool than the Company. Deductions to cash flow were made for distribution and liquidation preferences to joint venture partners, as appropriate, under the terms of the partnership agreements. The terminal capitalization rate method was used to calculate terminal value of the assets, with such rates varying based on the specific geographic location and other relevant factors. A valuation range was set at 40-50 basis points on both the discount rate and the terminal cap rate of each asset which represents a sensitivity of 2.5% in either direction.

Vacant Land. CBRE Cap utilized the MAI Appraisal vacant land value based on market comparables.

Valuation Summary; Material Assumptions

The valuation process used by the Company to determine an estimated net asset value per share was designed to follow recommendations of the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in the IPA Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, which was adopted by the IPA effective May 1, 2013.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of our operating assets and development properties:

TABLE OF MAJOR INPUTS
Assumptions	Amount / Range
Discount rates
Wholly Owned Properties
Medical Office Properties	7.9%-8.3%
Acute Care Properties	9.2%-9.7%
Senior Housing Properties	8.8%-9.2%
Partially Owned Properties	10.6%-11.1%

Terminal capitalization rates
Wholly Owned Properties
Medical Office Properties	7.1%-7.5%
Acute Care Properties	8.2%-8.7%
Senior Housing Properties	7.8%-8.2%

In its Valuation Report, CBRE Cap included an estimate of the September 30, 2013 value of the Company’s assets, including cash and select other assets net of payables, and accruals and other liabilities. Such values were derived from the Company’s balance sheet as of September 30, 2013, included in its Form 10-Q filed on November 14, 2013.

Taking into consideration the reasonableness of the valuation methodologies, assumptions and conclusions contained in CBRE Cap’s Valuation Report, the Audit Committee and board of directors determined the estimated value of the Company’s equity interest in its real estate portfolio to be in the range of $631.4 million to $669.3 million and the Company’s net asset value to range from between $425.6 million and $463.5 million, or between $8.87 and $9.66 per share, based on a share count of 47,970,049 million shares issued and outstanding as of September 30, 2013.

As with any valuation methodology, the methodologies considered by the Audit Committee and the board of directors, in reaching an estimate of the value of the Company’s shares, are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

The following table summarizes the material components of the net asset value and net asset value per share estimates as of September 30, 2013.

Table of Value Estimates for Components of Net Asset Value

(As of September 30, 2013)

	Value ($ in 000’s)	Per Share
Present value of equity in wholly owned and partially owned operating assets and vacant land	$646,517	$13.48
Cash and cash equivalents	45,482	0.95
Other assets	30,781	0.64
Fair market value of debt	(269,943)	(5.63)
Accounts payable and other accrued expenses	(8,989)	(0.19)
Other liabilities	(5,881)	(0.12)

Net asset value	$437,967	$9.13

Additional Information Regarding the Valuation, Limitations of Estimated Share Value and the Engagement of CBRE Cap

Throughout the valuation process, the Audit Committee, the Company’s Advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

CBRE Cap’s Valuation Report dated December 6, 2013 was based upon market, economic, financial and other information, circumstances and conditions existing prior to September 30, 2013, and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated net asset value per share. CBRE Cap’s valuation materials were addressed solely to the Company’s board of directors to assist it in establishing an estimated value of the Company’s common stock. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. CBRE Cap’s Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock.

In connection with its review, while CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or its Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated net asset value per share of the Company’s common stock, neither we nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to our estimated net asset value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•	our shares would trade at a price equal to or greater than the estimated net asset value per share if we listed them on a national securities exchange; or

•	the methodology used to estimate our net asset value per share would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

The September 30, 2013 estimated net asset value per share was determined by our board of directors at a special meeting held on December 6, 2013. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. We currently expect to update and announce our estimated net asset value per share at least annually.

CBRE Group, Inc., (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2012 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, we paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. We have not engaged CBRE Cap for any other services. During the past two years, certain of our affiliates engaged affiliates of CBRE primarily for various real estate-related services. In addition, we anticipate that affiliates of CBRE will continue to provide similar real estate-related services in the future. Certain other affiliates have engaged or expect to engage CBRE Cap to serve as their third-party valuation advisor. In addition, the Company may in its discretion engage CBRE Cap to assist our board of directors in future determinations of the Company’s estimated net asset value. We are not affiliated with CBRE, CBRE Cap or any of their affiliates. While we and affiliates of our Advisor have engaged and may engage CBRE Cap or its affiliates in the future for commercial real estate services of various kinds, we believe that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

Follow-On Offering

On December 6, 2013, our board of directors has approved the filing of another registration statement for its second offering. The Company expects to continue to sell shares in this offering until the earlier of December 27, 2014 or the effective date of such subsequent registration statement. However, our board of directors may terminate this offering at any time. This offering has been registered in every state in which we offer or sell shares. Generally, such registrations must be renewed annually. We may have to stop offering or selling shares in any state in which the registration is not renewed. In addition, we are not obligated to commence the sale of shares in a subsequent offering. If we pursue a subsequent offering, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our shares of common stock.

Change of Distribution Reinvestment Plan Share Price

The Company will continue to offer its Distribution Reinvestment Plan (“DRP”), under which it offers shares of our common stock pursuant to the DRP at an approximately 5% discount from the new Offering Price or $9.64 per DRP share.

Amendment and Restatement of Redemption Plan

On December 6, 2013, our board of directors adopted an amendment and restatement of the Company’s redemption plan (the “Amended and Restated Redemption Plan”), effective as of December 26, 2013. The Amended and Restated Redemption Plan continues to provide eligible stockholders with limited, interim liquidity for their shares of our common stock prior to any listing of the shares on a national securities exchange or receipt by our stockholders of securities that are approved for trading on a national securities exchange in exchange for shares. Prior to the adoption of the Amended and Restated Redemption Plan, the price for the redemption of shares of our common stock ranged from between 92.5% and 100% of a stockholder’s purchase price, depending upon the length of time that the shares were owned subject to certain exceptions.

Under the Amended and Restated Redemption Plan, the tiered redemption price structure has been discontinued. All shares of common stock or fractions thereof that have been held for at least one year may now be submitted for redemption at an amount equal to the Company’s estimated net asset value per share as of the redemption date; provided, however, that the redemption price shall not exceed an amount (the “Redemption Cap”) equal to the lesser of (i) the then current public offering price for our shares of common stock (other than the price at which shares are sold under our DRP) during the period of any on-going public offering; and (ii) the purchase price paid by the stockholder. For purposes of determining the Redemption Cap, shares purchased or issued as a stock distribution prior to December 11, 2013 will be deemed to have a purchase price equal to $10.00 per share, and shares purchased or issued as a stock distribution after December 11, 2013 will be deemed to have a purchase price equal to the estimated net asset value per share of common stock as last determined by the board of directors at the time the shares are recorded in the Company’s stock register by its transfer agent. The remaining terms of the Amended and Restated Redemption Plan were not materially modified.

There is no assurance that there will be sufficient funds available for redemption or that we will redeem shares and, accordingly, a stockholder’s shares may not be redeemed. The Amended and Restated Redemption Plan does not limit our ability to repurchase shares from stockholders by any other legally available means for any reason that our Advisor, in its discretion, deems to be in our best interests. None of our sponsor, Advisor, any member of our board of directors, or any of their affiliates will receive any fee in connection with the repurchase of shares by us under the Amended and Restated Redemption Plan.

Distribution Policy Change

On December 6, 2013, the board of directors also determined to increase the amount of monthly cash distributions to $0.0338 per share and increase monthly stock distributions to 0.03000 shares of common stock payable to all common stockholders of record as of the close of business on the first business day of each month. These increases allow the Company to maintain its historical distribution rate of 4% cash and 3% stock on each outstanding share of common stock based on the new Offering Price. The remainder of the Company’s distribution policy is unchanged. The increase in distributions will take effect for those stockholders of record on January 1, 2014.

We are furnishing (i) as Exhibit 99.1 to this Current Report a copy of the notice being mailed to stockholders and (ii) as Exhibit 99.2 to this Current Report a copy of the notice mailed to our stockholders’ registered representatives or investment advisers regarding, among other things, the recent determination of the estimated net asset value per share of the Company’s common stock. Such notice shall not be deemed to be “filed” with the U.S. Securities and Exchange Commission (the “SEC”) or incorporated by reference into any other filing with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Redemption Plan.

99.1	Correspondence with stockholders of CNL Healthcare Properties, Inc.

99.2	Correspondence with financial advisors of stockholders of CNL Healthcare Properties, Inc.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our website at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer